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                                                                    EXHIBIT 99.1


                              NINE WEST GROUP INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1999



     The undersigned stockholder of Nine West Group Inc. ('Nine West'), revoking all prior proxies, hereby appoints Jerome Fisher and Vincent Camuto, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Nine West which the undersigned is entitled to vote at the special meeting of stockholders to be held at Nine West's principal offices located at Nine West Plaza, 1129 Westchester Avenue, White Plains, 1st Floor, New York 10604-3529, on Monday, June 14, 1999, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof, upon the matter set forth in the Notice of Special Meeting dated May 12, 1999, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.


     THIS PROXY IS SOLICITED ON BEHALF OF THE NINE WEST BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)

                        (Please fill in the appropriate boxes on the other side)





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1. To adopt the Agreement and Plan of Merger dated as of March 1, 1999, among
   Jones Apparel Group, Inc., Nine West Group Inc. and Jill Acquisition Sub Inc., a wholly owned subsidiary of Jones Apparel Group, Inc. as the same may be amended from time to time.


                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.
DATED _____________________ , 1999

Signature of Stockholder(s)
__________________________________

__________________________________

    Please promptly complete, date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage is needed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If the stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons.

                Mark here if you plan to attend the meeting  [ ]


 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.





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